Exhibit 99.3

For Advisors Only John Popehn
Highly Confidential Information
Provided Pursuant to Confidentiality Agreement
Appvion
Additional Cash Flow Information
September 14, 2017
For Advisors Only
John Popehn

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John Popehn
EBITDA to FCF Bridge
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For Advisors Only
John Popehn
EBITDA to FCF Bridge
EBITDA to FCF ($, thousands)
FY 2016A 1H 2017A
Adjusted EBITDA $61,632 $27,731
â^† in Net Working Capital (957) 2,907 â^† in Other Current Assets and Liab. (12,472) (4,310) Capital Expenditures (14,673) (4,126) Other, Net (8,875) (6,310) Provision for Income Tax (411) (140)
Unlevered FCF $24,244 $15,752
ESOP Outflows (10,224) (5,490)
Unlevered FCF (post-ESOP) $14,020 $10,262
Cash Interest ($40,638) ($24,226) Debt Repayment (1,567) (817) Debt Issuance 0 20,000 Revolver Borrowing / (Paydown) 22,320 (12,420) Other 10,445 2,630
Change in Cash $4,580 ($4,571)
Memo:
Beginning Cash $1,817 $6,397 Ending Cash 6,397 1,826 Ending Revolver Balance 31,920 19,500
Source: Public filings.
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For Advisors Only John Popehn
2017 Cash Uses
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For Advisors Only John Popehn
YTD Cash Flows
Cash Flows ($, thousands)
1H 2017A Jul-17A Aug-17A
Cash Flow from Operations ($2,888) ($23,082) $4,239 Cash Flow from Investing (4,126) (877) (525) Cash Flow from Financing 2,443 24,395 (3,239)
Net Change in Cash ($4,571) $436 $475
Memo:
Beginning Cash $6,397 $1,826 $2,262 Ending Cash 1,826 2,262 2,737 Ending Revolver Balance 19,500 54,671 54,810
Accts Receivable ($3,298) ($2,232) $3,514
Inventories 905 (3,359) (3,210)
Accts Payable and Other Accrued Liab. (78) (6,140) 3,451
A/R Securitization 0 (10,500) 0
Source: Public filings through Q2 2017; Unaudited Management Estimates of Actuals for July and August 2017.
For Advisors Only 5 John Popehn